Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2005, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of IWO Holdings, Inc. for the registration of $150,000,000 Floating Rate Senior Secured Notes due 2012 and $140,000,000 Principal Amount at Maturity 10.75% Senior Discount Notes due 2015.

/s/ ERNST & YOUNG LLP

Houston, Texas
June 29, 2005